UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2007

NEENAH PAPER, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005

(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

On March 7, 2007, Neenah Paper, Inc. (the “Company”), commenced a plan to close the Great Barrington/Housatonic, Massachusetts paper mill  (the “Housatonic Mill”) owned by Fox River Paper Company, LLC (“Fox”), a subsidiary of the Company. The Housatonic Mill has annual production capacity of approximately 15,000 tons per year and is expected to cease manufacturing operations by the end of the second quarter 2007. The Housatonic Mill was not profitable due to its small size, cost structure and pricing of many of the grades made there and the closure is part of the Company’s integration of the Fox assets acquired on March 1, 2007. The Company expects to incur one-time cash costs of approximately $3,000,000, which includes approximately $2,000,000 for employee severance pay and approximately $1,000,000 in connection with other costs related to the closure.

Item 8.01  Other Events.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release dated March 7, 2007 related to the planned permanent closure of the Housatonic Mill.  The information in this press release shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press release dated March 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: March 7, 2007	/s/ Steven S. Heinrichs
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated March 7, 2007.